File N.: 333-154063
Rule 424(b)32b
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
two deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
THE PAR VALUE OF COP187.50 EACH OF
SURAMERICANA DE INVERSIONES S.A.
SURAMERICANA
(INCORPORATED UNDER THE LAWS OF
THE REPUBLIC OF COLOMBIA)
OVERSTAMP: Effective May 27, 2009, the
companys new name is Grupo de Inversiones
Suramericana S.A..
The Bank of New York Mellon, as depositary
(hereinafter called the Depositary), hereby
certifies
that___________________________________
______, or registered assigns IS THE OWNER
OF _____________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares (herein
called Shares) of Suramericana de Inversiones
S.A. Suramericana, incorporated under the laws
of the Republic of Colombia (herein called the
Company).  At the date hereof, each American
Depositary Share represents two Shares
deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the principal Bogota office of
Fiducolombia, S.A. (herein called the
Custodian).  The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive
office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of September 15, 2008 (herein called
the Deposit Agreement), by and among the
Company, the Depositary, and all Owners and
holders from time to time of American
Depositary Shares issued thereunder, each of
whom by accepting American Depositary
Shares agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and holders and the rights and
duties of the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to time
received in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at
the Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth
in the Deposit Agreement.
2.	SURRENDER OF AMERICAN
DEPOSITARY SHARES AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
      Upon surrender at the Corporate Trust
Office of the Depositary of American
Depositary Shares, and upon payment of the fee
of the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner of those
American Depositary Shares is entitled to
delivery, to him or as instructed, of the amount
of Deposited Securities at the time represented
by those American Depositary Shares.  Delivery
of such Deposited Securities may be made by
the delivery of (a) certificates or account
transfer in the name of the Owner hereof or as
ordered by him, with proper endorsement or
accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of
the Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a duly
authorized attorney, upon surrender of those
American Depositary Shares properly endorsed
for transfer or accompanied by proper
instruments of transfer, in the case of a Receipt,
or pursuant to a proper instruction (including,
for the avoidance of doubt, instructions through
DRS and Profile as provided in Section 2.10 of
the Deposit Agreement), in the case of
uncertificated American Depositary Shares, and
funds sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and
upon compliance with such regulations, if any,
as the Depositary may establish for such
purpose. This Receipt may be split into other
such Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the
same aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
The Depositary, upon surrender of certificated
American Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and
send the Owner a statement confirming that the
Owner is the Owner of uncertificated American
Depositary Shares. The Depositary, upon receipt
of a proper instruction (including, for the
avoidance of doubt, instructions through DRS
and Profile as provided in Section 2.10 of the
Deposit Agreement) from the Owner of
uncertificated American Depositary Shares for
the purpose of exchanging for certificated
American Depositary Shares, shall cancel those
uncertificated American Depositary Shares and
deliver to the Owner the same number of
certificated American Depositary Shares.  As a
condition precedent to the delivery, registration
of transfer, or surrender of any American
Depositary Shares or split-up or combination of
any Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presenter of the
Receipt or instruction for registration of transfer
or surrender of American Depositary Shares not
evidenced by a Receipt of a sum sufficient to
reimburse it for any tax or other governmental
charge and any stock transfer or registration fee
with respect thereto (including any such tax or
charge and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in the Deposit
Agreement, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or any
Colombian law or regulation relating to foreign
investment or currency controls in Colombia or
regulation of foreign exchange in Colombia.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances may
be refused, or the registration of transfer of
outstanding American Depositary Shares
generally may be suspended, during any period
when the transfer books of the Depositary are
closed, or if any such action is deemed
necessary or advisable by the Depositary or the
Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement, or for any other reason,
subject to the provisions of the following
sentence. Notwithstanding anything to the
contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding American
Depositary Shares and withdrawal of Deposited
Securities may not be suspended subject only to
(i) temporary delays caused by closing the
transfer books of the Depositary or the
Company or the Foreign Registrar, if applicable,
or the deposit of Shares in connection with
voting at a shareholders meeting, or the
payment of dividends, (ii) the payment of fees,
taxes and similar charges, and (iii) compliance
with any U.S. or foreign laws or governmental
regulations relating to the American Depositary
Shares or to the withdrawal of the Deposited
Securities.  Without limitation of the foregoing,
the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be registered
under the provisions of the Securities Act of
1933, unless a registration statement is in effect
as to such Shares for such offer and sale.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
American Depositary Shares or any Deposited
Securities represented by any American
Depositary Shares, such tax or other
governmental charge shall be payable by the
Owner to the Depositary.  The Depositary may
refuse to register any transfer of those American
Depositary Shares or any withdrawal of
Deposited Securities represented by those
American Depositary Shares until such payment
is made, and may withhold any dividends or
other distributions, or may sell for the account
of the Owner any part or all of the Deposited
Securities represented by those American
Depositary Shares, and may apply such
dividends or other distributions or the proceeds
of any such sale in payment of such tax or other
governmental charge and the Owner shall
remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares under
the Deposit Agreement shall be deemed thereby
to represent and warrant, that such Shares and
each certificate therefor, if applicable, are
validly issued, fully paid, nonassessable and
free of any preemptive rights of the holders of
outstanding Shares and that the person making
such deposit is duly authorized so to do.  Every
such person shall also be deemed to represent
that the deposit of such Shares and the sale of
American Depositary Shares representing such
Shares by that person are not restricted under
the Securities Act of 1933.  Such
representations and warranties shall survive the
deposit of Shares and delivery of American
Depositary Shares.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or holder may be required
from time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or such
information relating to the registration on the
books of the Company or the Foreign Registrar,
if applicable, to execute such certificates and to
make such representations and warranties, as the
Depositary may deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or of
the proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed or such certificates are
executed or such representations and warranties
made.  No Share shall be accepted for deposit
unless accompanied by evidence satisfactory to
the Depositary that any necessary approval has
been granted by any governmental body in
Colombia that is then performing the function of
the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be incurred
by any party depositing or withdrawing Shares
or by any party surrendering American
Depositary Shares or to whom American
Depositary Shares are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or a
delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:  (1)
taxes and other governmental charges, (2) such
registration fees as may from time to time be in
effect for the registration of transfers of Shares
generally on the Share register of the Company
or Foreign Registrar and applicable to transfers
of Shares to or from the name of the Depositary
or its nominee or the Custodian or its nominee
on the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3) such
cable, telex and facsimile transmission expenses
as are expressly provided in the Deposit
Agreement, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof)
for the delivery of American Depositary Shares
pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and the surrender of
American Depositary Shares pursuant to Section
2.05 or 6.02 of the Deposit Agreement, (6) a fee
of $.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American Depositary
Shares referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7 treating
all such securities as if they were Shares) but
which securities are instead distributed by the
Depositary to Owners, (8) in addition to any fee
charged under clause 6, a fee of $.02 or less per
American Depositary Share (or portion thereof)
per annum for depositary services, which will
be payable as provided in clause 9 below, (9)
any other charges payable by the Depositary,
any of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or
other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates and
in American Depositary Shares.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may deliver
American Depositary Shares prior to the receipt
of Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of the
Deposit Agreement, deliver Shares upon the
surrender of American Depositary Shares that
have been Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
American Depositary Shares have been Pre-
Released.  The Depositary may receive
American Depositary Shares in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-Release
will be (a) preceded or accompanied by a
written representation from the person to whom
American Depositary Shares or Shares are to be
delivered, that such person, or its customer, (i)
owns the Shares or American Depositary Shares
to be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or American Depositary Shares, as the
case may be, to the Depositary for the benefit of
the Owners or Holders, and (iii) shall not take
any action with respect to such Shares or
American Depositary Shares, as the case may
be, that is inconsistent with the transfer of
beneficial ownership (including without the
consent of the Depositary, disposing of such
Shares or American Depositary Shares, as the
case may be, other than in satisfaction of such
Pre-Release), (b) at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate, (c) terminable by
the Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as the
Depositary deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of Pre-
Release will not normally exceed thirty percent
(30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper instruments
of transfer, shall be transferable as certificated
registered securities under the laws of New
York. American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the
laws of New York.  The Depositary,
notwithstanding any notice to the contrary, may
treat the Owner of American Depositary Shares
as the absolute owner thereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement and for
all other purposes, and neither the Depositary
nor the Company shall have any obligation or
be subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual signature of a duly
authorized signatory of the Depositary;
provided, however that such signature may be a
facsimile if a Registrar for the Receipts shall
have been appointed and such Receipts are
countersigned by the manual signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company publishes information in
English required to maintain the exemption
from registration under Rule 12g3-2(b) under
the Securities Exchange Act of 1934 on its
Internet web site or through an electronic
information delivery system generally available
to the public in its primary trading market.  The
Companys Internet web site address is
www.________.
      The Depositary will make available for
inspection by Owners at its Corporate Trust
Office any reports, notices and other
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary as the
holder of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also, upon written request by
the Company, send to Owners copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any such
reports and communications, including any such
proxy soliciting material, furnished to the
Depositary by the Company shall be furnished
in English to the extent such materials are
required to be translated into English pursuant
to any regulations of the Commission.
      The Depositary will keep books, at its
Corporate Trust Office, for the registration of
American Depositary Shares and transfers of
American Depositary Shares which at all
reasonable times shall be open for inspection by
the Owners, provided that such inspection shall
not be for the purpose of communicating with
Owners in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or the
American Depositary Shares.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary receives any
cash dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at
the time of receipt thereof any amounts received
in a foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners entitled thereto;
provided, however, that in the event that the
Custodian or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
American Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution other
than a distribution described in Section 4.01,
4.03 or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or property
received by it to be distributed to the Owners
entitled thereto, in any manner that the
Depositary may deem equitable and practicable
for accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such method
as it may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts entitled
thereto all in the manner and subject to the
conditions described in Section 4.01 of the
Deposit Agreement.  The Depositary may
withhold any distribution of securities under
Section 4.02 of the Deposit Agreement if it has
not received satisfactory assurances from the
Company that the distribution does not require
registration under the Securities Act of 1933.
The Depositary may sell, by public or private
sale, an amount of securities or other property it
would otherwise distribute under this Article
that is sufficient to pay its fees and expenses in
respect of that distribution.  To the extent that
securities or property or the net proceeds thereof
is not effectively distributed to Owners as
provided above, the same shall constitute
Deposited Securities and each American
Depositary Share shall thereafter also represent
its proportionate interest in such securities,
property or net proceeds.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may deliver to the Owners entitled thereto, an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution,
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit
of Shares and after deduction or upon issuance
of American Depositary Shares, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the
Deposit Agreement and the payment of the fees
and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement (and the Depositary may sell, by
public or private sale, an amount of Shares
received sufficient to pay its fees and expenses
in respect of that  distribution.  In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary will sell
the amount of Shares represented by the
aggregate of such fractions and distribute the net
proceeds, all in the manner and subject to the
conditions described in Section 4.01of the
Deposit Agreement.  If additional American
Depositary Shares are not so delivered, each
American Depositary Share shall thenceforth
also represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges,
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall have discretion as to
the procedure to be followed in making such
rights available to any Owners or in disposing
of such rights on behalf of any Owners and
making the net proceeds available to such
Owners or, if by the terms of such rights
offering or for any other reason, the Depositary
may not either make such rights available to any
Owners or dispose of such rights and make the
net proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If at
the time of the offering of any rights the
Depositary determines in its discretion that it is
lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such
form as it deems appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner under the Deposit Agreement, the
Depositary will make such rights available to
such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion
are reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all or
certain Owners, then upon instruction from such
an Owner pursuant to such warrants or other
instruments to the Depositary from such Owner
to exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees and
expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of
such Owner, exercise the rights and purchase
the Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As agent
for such Owner, the Depositary will cause the
Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, deliver American Depositary Shares
to such Owner.  In the case of a distribution
pursuant to the second paragraph of this Article
13, such deposit shall be made, and depositary
shares shall be delivered, under depositary
arrangements which provide for issuance of
depositary shares subject to the appropriate
restrictions on sale, deposit, cancellation, and
transfer under applicable United States laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net
of the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such rights
and subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an averaged
or other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of
any American Depositary Shares or otherwise.
      The Depositary will not offer rights to
Owners unless both the rights and the securities
to which such rights relate are either exempt
from registration under the Securities Act of
1933 with respect to a distribution to all Owners
or are registered under the provisions of such
Act; provided, that nothing in the Deposit
Agreement shall create any obligation on the
part of the Company to file a registration
statement with respect to such rights or
underlying securities or to endeavor to have
such a registration statement declared effective.
If an Owner requests the distribution of warrants
or other instruments, notwithstanding that there
has been no such registration under the
Securities Act of 1933, the Depositary shall not
effect such distribution unless it has received an
opinion from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such registration.
      The Depositary shall not be responsible
for any failure to determine that it may be
lawful or feasible to make such rights available
to Owners in general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so received
can in the judgment of the Depositary be
converted on a reasonable basis into Dollars and
the resulting Dollars transferred to the United
States, the Depositary shall convert or cause to
be converted by sale or in any other manner that
it may determine, such foreign currency into
Dollars, and such Dollars shall be distributed to
the Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof to
such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution may
be made upon an averaged or other practicable
basis without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any American Depositary
Shares or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary as provided in Section 5.09 of
the Deposit Agreement.
      If such conversion or distribution can be
effected only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or
license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the opinion
of the Depositary is not obtainable, or if any
such approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in its
discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share, or whenever the Depositary
shall find it necessary or convenient, the
Depositary shall fix a record date, which shall
be the same as, or as near as practicable to, any
corresponding record date set by the Company
with respect to Shares, (a) for the determination
of the Owners who shall be (i) entitled to
receive such dividend, distribution or rights or
the net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting or (iii) responsible
for any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares, subject
to the provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt from the Company of
notice of any meeting or solicitation or proxies
or consents of holders of Shares or other
Deposited Securities, if requested in writing by
the Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary,
which shall contain (a) such information as is
contained in such notice  received by the
Depositary from the Company, (b) a statement
that the Owners as of the close of business on a
specified record date will be entitled, subject to
any applicable provision of law and of the by-
laws or similar documents of the Company, to
instruct the Depositary as to the exercise of the
voting rights, if any, pertaining to the amount of
Shares or other Deposited Securities represented
by their respective American Depositary Shares,
(c) a statement as to the manner in which such
instructions may be given, including an express
indication that, if the Depositary does not
receive instructions, it may deem instructions to
have been given under the last sentence of this
paragraph to vote the relevant Shares or other
Deposited Securities in favor of the resolutions
proposed by the board of directors of the
Company, or, in the case of a resolution not
proposed by the board of directors of the
Company, in the same manner as the majority of
all other securities of the same class voted at the
meeting are voted in respect of that resolution,
and (d) any indication received by the
Depositary from the Company as to whether or
not each resolution to be voted on has been
proposed by the board of directors of the
Company.  Upon the written request of an
Owner of American Depositary Shares on such
record date, received on or before the date
established by the Depositary for such purpose,
the Depositary shall endeavor, in so far as
practicable and permitted under applicable laws
and the terms of the By-laws of the Company
and the provisions of the Deposited Securities,
to vote or cause to be voted the amount of
Shares or other Deposited Securities represented
by those American Depositary Shares in
accordance with the instructions set forth in
such request.  The Depositary shall not vote or
attempt to exercise the right to vote that attaches
to the Shares or other Deposited Securities,
other than in accordance with instructions
received from Owners or deemed received
under the following sentence.  If (i) the
Company made a request to the Depositary as
contemplated by Section 4.07 of the Deposit
Agreement, (ii)  complied with the second
paragraph of Section 4.07 of the Deposit
Agreement and (iii) no instructions are received
by the Depositary from an Owner with respect
to an amount of Deposited Securities
represented by that Owners American
Depositary Shares on or before the date
established by the Depositary for that purpose,
the Depositary shall deem that Owner to have
instructed the Depositary to vote, and the
Depositary shall endeavor, in so far as
practicable and permitted under applicable laws
and the terms of the By-laws of the Company
and the provisions of the Deposited Securities,
that amount of Deposited Securities in favor of
all resolutions proposed by the board of
directors of the Company, or, in the case of a
resolution not proposed by the board of
directors of the Company, in the same manner
as the majority of all other securities of the same
class voted at the meeting are voted in respect of
that resolution, except that such instruction shall
not be deemed to have been given and the
Depositary shall not vote that amount of
Deposited Securities with respect to any matter
as to which the Company informs the
Depositary (and the Company agrees to provide
that information as promptly as practicable in
writing, if applicable) that (x) the Company
does not wish the Depositary to vote those
Deposited Securities, (y) substantial opposition
exists or (z) the matter materially and adversely
affects the rights of holders of Shares.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to the
exercise of voting rights relating to Deposited
Securities, if the Company will request the
Depositary to act under this Article, the
Company shall give the Depositary notice of
any such meeting or solicitation, details
concerning the matters to be voted upon and
whether each matter to be voted upon is
proposed by the board of directors of the
Company, in each case not less than 30 days in
advance of the meeting date.
      There can be no assurance that Owners
generally or any Owner in particular will
receive the notice provided for in Section 4.07
of the Deposit Agreement sufficiently prior to
the instruction date to ensure that the Depositary
will vote the Shares or Deposited Securities in
accordance with the provisions set forth in that
Section 4.07.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      Upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale
of assets affecting the Company or to which it is
a party, or upon the redemption or cancellation
by the Company of the Deposited Securities,
any securities, cash or property which shall be
received by the Depositary or a Custodian in
exchange for, in conversion of, in lieu of or in
respect of Deposited Securities shall be treated
as new Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may deliver
additional American Depositary Shares as in the
case of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
            Neither the Depositary nor the
Company nor any of their respective directors,
employees, agents or affiliates shall incur any
liability to any Owner or holder, (i) if by reason
of any provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or regulatory
authority, or by reason of any provision, present
or future, of the articles of association or any
similar document of the Company, or by reason
of any provision of any securities issued or
distributed by the Company, or any offering or
distribution thereof, or by reason of any act of
God or war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the terms
of the Deposit Agreement or Deposited
Securities it is provided shall be done or
performed, (ii) by reason of any non-
performance or delay, caused as aforesaid, in
the performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
(iii) by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement, (iv) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to Owners
or holders, or (v) for any special, consequential
or punitive damages for any breach of the terms
of the Deposit Agreement.  Where, by the terms
of a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.04 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such distribution
or offering on behalf of such Owners and make
the net proceeds available to such Owners, then
the Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company nor
the Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or holders, except that
they agree to perform their obligations
specifically set forth in the Deposit Agreement
without negligence or bad faith.  The Depositary
shall not be subject to any liability with respect
to the validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action, suit,
or other proceeding in respect of any Deposited
Securities or in respect of the American
Depositary Shares, on behalf of any Owner or
holder or other person.  Neither the Depositary
nor the Company shall be liable for any action
or nonaction by it in reliance upon the advice of
or information from legal counsel, accountants,
any person presenting Shares for deposit, any
Owner or holder, or any other person believed
by it in good faith to be competent to give such
advice or information.  The Depositary shall not
be liable for any acts or omissions made by a
successor depositary whether in connection with
a previous act or omission of the Depositary or
in connection with a matter arising wholly after
the removal or resignation of the Depositary,
provided that in connection with the issue out of
which such potential liability arises, the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary shall not be liable
for the acts or omissions of any securities
depository, clearing agency or settlement
system in connection with or arising out of
book-entry settlement of Deposited Securities or
otherwise.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.
        No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement by
written notice of its election so to do delivered
to the Company, such resignation to take effect
upon the earlier of (i) the appointment of a
successor depositary and its acceptance of such
appointment as provided in the Deposit
Agreement or (ii) termination by the Depositary
pursuant to Section 6.02 of the Deposit
Agreement.  The Depositary may at any time be
removed by the Company by 90 days prior
written notice of such removal, to become
effective upon the later of (i) the 90th day after
delivery of the notice to the Depositary and (ii)
the appointment of a successor depositary and
its acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary in its
discretion may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners or
holders in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs or
other such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners, shall, however, not become effective as
to outstanding American Depositary Shares
until the expiration of thirty days after notice of
such amendment shall have been given to the
Owners of outstanding American Depositary
Shares. Every Owner and holder of American
Depositary Shares, at the time any amendment
so becomes effective, shall be deemed, by
continuing to hold such American Depositary
Shares or any interest therein, to consent and
agree to such amendment and to be bound by
the Deposit Agreement as amended thereby. In
no event shall any amendment impair the right
of the Owner to surrender American Depositary
Shares and receive therefor the Deposited
Securities represented thereby, except in order
to comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to the
Owners of all American Depositary Shares then
outstanding at least 30 days prior to the
termination date included in such notice.  The
Depositary may likewise terminate the Deposit
Agreement, if at any time 60 days shall have
expired after the Depositary delivered to the
Company a written resignation notice and if a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement; in such case
the Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days prior to
the termination date.  On and after the date of
termination, the Owner of American Depositary
Shares will, upon (a) surrender of such
American Depositary Shares, (b) payment of the
fee of the Depositary for the surrender of
American Depositary Shares referred to in
Section 2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented by
those American Depositary Shares.  If any
American Depositary Shares shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of American Depositary
Shares, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining to
Deposited Securities, shall sell rights and other
property as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or other
distributions received with respect thereto and
the net proceeds of the sale of any rights or
other property, upon surrender of American
Depositary Shares (after deducting, in each
case, the fee of the Depositary for the surrender
of American Depositary Shares, any expenses
for the account of the Owner of such American
Depositary Shares in accordance with the terms
and conditions of the Deposit Agreement, and
any applicable taxes or governmental charges).
At any time after the expiration of four months
from the date of termination, the Depositary
may sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net proceeds of
any such sale, together with any other cash then
held by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit of
the Owners of American Depositary Shares that
have not theretofore been surrendered, such
Owners thereupon becoming general creditors
of the Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the fee
of the Depositary for the surrender of American
Depositary Shares, any expenses for the account
of the Owner of such American Depositary
Shares in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).
Upon the termination of the Deposit Agreement,
the Company shall be discharged from all
obligations under the Deposit Agreement except
for its obligations to the Depositary with respect
to indemnification, charges, and expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the provisions
of Section 2.04 of the Deposit Agreement, the
parties acknowledge that the Direct Registration
System (DRS) and Profile Modification System
(Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to
DRS by DTC.  DRS is the system administered
by DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which ownership
shall be evidenced by periodic statements issued
by the Depositary to the Owners entitled
thereto.  Profile is a required feature of DRS
which allows a DTC participant, claiming to act
on behalf of an Owner, to direct the Depositary
to register a transfer of those American
Depositary Shares to DTC or its nominee and to
deliver those American Depositary Shares to the
DTC account of that DTC participant without
receipt by the Depositary of prior authorization
from the Owner to register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the parties
understand that the Depositary will not verify,
determine or otherwise ascertain that the DTC
participant which is claiming to be acting on
behalf of an Owner in requesting registration of
transfer and delivery described in subsection (a)
has the actual authority to act on behalf of the
Owner (notwithstanding any requirements under
the Uniform Commercial Code).  For the
avoidance of doubt, the provisions of Sections
5.03 and 5.08 of the Deposit Agreement shall
apply to the matters arising from the use of the
DRS.  The parties agree that the Depositarys
reliance on and compliance with instructions
received by the Depositary through the
DRS/Profile System and in accordance with the
Deposit Agreement, shall not constitute
negligence or bad faith on the part of the
Depositary.
23.	SUBMISSION TO JURISDICTION;
JURY TRIAL WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the Company
has, exclusively with respect to any action or
proceeding arising out of or relating to any
dispute under the Deposit Agreement, (i)
appointed National Registered Agents, Inc., in
the State of New York, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out of or
relating to the Shares or Deposited Securities,
the American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted to
the jurisdiction of any state or federal court in
the State of New York in which any such suit or
proceeding may be instituted, and (iii) agreed
that service of process upon said authorized
agent shall be deemed in every respect effective
service of process upon the Company in any
such suit or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH OWNER
AND HOLDER) THEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY
JURY IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE COMPANY
AND/OR THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS,
THE DEPOSIT AGREEMENT OR ANY
TRANSACTION CONTEMPLATED HEREIN
OR THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY).
      To the extent that the Company or any
of its properties, assets or revenues may have or
hereafter become entitled to, or have attributed
to it, any right of immunity, on the grounds of
sovereignty or otherwise, from any legal action,
suit or proceeding, from the giving of any relief
in any respect thereof, from setoff or
counterclaim, from the jurisdiction of any
Colombian court, from service of process, from
attachment upon or prior to judgment, from
attachment in aid of execution or judgment, or
other legal process or proceeding for the giving
of any relief or for the enforcement of any
judgment, in any jurisdiction in which
proceedings may at any time be commenced,
with respect to its obligations, liabilities or any
other matter under or arising out of or in
connection with the Shares or Deposited
Securities, the American Depositary Shares, the
Receipts or the Deposit Agreement, the
Company, to the fullest extent permitted by law,
hereby irrevocably and unconditionally waives,
and agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      The Company may from time to time
request Owners or Holders or former Owners or Holders to provide information as to the capacity in which they hold or held American
Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters. Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit
Agreement whether or not still an Owner or Holder at the time of such request.





- 2 -